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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-A
For registration of certain classes of securities
pursuant to section 12(b) or (g) of the
Securities Exchange Act of 1934

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	20-1237795
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

326 Third Street Lakewood, NJ	08701
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	None
________________________	______________________________
________________________	______________________________

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x]

Securities Act registration statement file number to which this form relates: 333-117367 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share
(Title of class)

___________________________
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENTS

Item 1. Description of Registrant’s Securities to be Registered.

Lightstone Value Plus Real Estate Investment Trust, Inc. (the “Registrant”) hereby incorporates by reference herein the description of the Registrant’s common stock, $.01 par value per share, appearing under the caption, “Description of Securities” in the prospectus contained in the Registrant’s Registration Statement on Form S-11, as declared effective by the Securities and Exchange Commission on May 23, 2005 (Registration No. 333-117367) and all amendments to such Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2. Exhibits.

Exhibit No.	Description

3.1
Amended and Restated Charter of Lightstone Value Plus Real Estate Investment Trust, Inc. (previously filed as an exhibit to Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 (File No. 333-117367) on May 23, 2005 and incorporated herein by reference.)

3.2
Bylaws of the Lightstone Value Plus Real Estate Investment Trust, Inc.(previously filed as an exhibit to Amendment No. 3 to the Registration Statement on Form S-11 (File No. 333-117367) on March 11, 2005 and incorporated herein by reference.)

10.4	Form of Stock Option Plan (previously filed as an exhibit to Amendment No. 3 to the Registration Statement on Form S-11 (File No. 333-117367) on March 11, 2005 and incorporated herein by reference.)

Form of Subscription Agreement (previously filed as Appendix C to the Registration Statement on Form S-11 (File No. 333-117367) on May 23, 2005 and incorporated herein by reference.)

Dividend Reinvestment Plan (previously filed on page 50 of Supplement No. 19 dated March 22, 2007 to the Registration Statement on Form S-11 (File No. 333-117367) on May 23, 2005 and incorporated herein by reference.)

Share Repurchase Program (previously filed on page 50 of Supplement No. 19 dated March 22, 2007 to the Registration Statement on Form S-11 (File No. 333-117367) on May 23, 2005 and incorporated herein by reference.)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Lightstone Value Plus Real Estate Investment Trust, Inc.

Date: April 30, 2007	By:	/s/ Michael M. Schurer
Michael M. Schurer
Chief Financial Officer and Treasurer